Exhibit 99.1

SANUWAVE Health Announces Preliminary Revenue Results for the First Quarter 2024 (Ended March 31, 2024)

SANUWAVE is pleased to announce preliminary revenues of $5.7 million to $5.9 million for the first quarter ended March 31, 2024.  This represents the highest Q1 revenues in company history.

Q1 2024 revenue increased between 51% and 56% compared to Q1 2023.

UltraMist revenues for Q1 2024 increased by more than 55% versus Q1 2023 and accounted for approximately 95% of the Company’s total revenues.

UltraMist applicator sales were an all time quarterly record and exceeded 65% of total revenues.

EDEN PRAIRIE, MN, April 10, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire -- SANUWAVE Health, Inc. (the “Company” or “SANUWAVE”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced that revenues for the first quarter of 2024 are expected to be in the range of $5.7 to $5.9 million, an increase of 51% to 56% over Q1 2023 and consistent with the high end of the range of guidance given in the Company’s Q4 2023 earnings release from March 22, 2024.

“As with much of the medical device and wound care industry, Q1 tends to be a seasonally softer quarter for Sanuwave, but the underlying strength of our business has led to a smaller seasonal effect than that seen in recent years,” said CEO Morgan Frank.  “This was the highest Q1 revenue in Company history by a wide margin, and the second best revenue quarter in Company history behind only Q4 2023.  We’re excited to report year-on-year revenue growth in excess of 50% for the quarter, a significant acceleration in growth versus prior quarters.  The Company plans to release its full Q1 results in mid-May, and we look forward to speaking with you then to give you a more complete update on our quarterly performance and our future plans and guidance.”

The preliminary revenue results described herein are based on management’s initial analysis of the first quarter ended March 31, 2024, and may be subject to adjustments based on the Company’s completion of its quarter-end financial close process.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations and constraints, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with supply chain and production constraints, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, the Company’s ability to consummate the proposed business combination with SEP Acquisition Corp. and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com